Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N-1A registration statement (No. 33-
11420) for Nicholas Limited Edition, Inc.




ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
April 19, 2001